Talk-Cloud Classroom Service Agreement

This agreement is made between parties below:

Class Over Inc (hereafter referred to as "Client")

Beijing Talk-Cloud Network Technology Co., Ltd. (hereafter referred to as "Talk-Cloud")

Client employs Talk-Cloud's classroom services for business. Talk-Cloud owns business certifications, technology platform and service system to provide quality service of online interactive classroom service. Both parties sign the agreement on the basis of equality, voluntariness, honesty and credibility, and in accordance with the provisions of Chinese Civil Code and related laws and regulations.

1. FRAMEWORK

1.1. Talk-Cloud provides Client with its own intellectual property software and online interactive classroom. Client pays service fees to Talk-Cloud.

1.2. Charging plan of product ordered by Client: By time

Effective date: 02(date) 01(month) 2022

For details of price, please refer to the appendix " Talk-Cloud Classroom Pricing".

1.3. Client should inform Talk-Cloud in writing if there is any need to change the payment method or ordering product. The change shall be confirmed in written form by both parties.

The application for package change in the current month will be executed in the following month, and Talk-Cloud will not accept the application on the last day of the month.

2. SERVICE SUBSCRIPTION

2.1. In order to achieve the purpose of this agreement, Client shall provide true, accurate and detailed information as required by Talk-Cloud, and designate an email address

(hello@classover.com) as the contact method.

2.2. Talk-Cloud will provide Client with a service account, which is the only identification code during the performance of the contract, and is the only carrier for Talk-Cloud to achieve the purpose and functions of the services under this agreement and calculate service fees.

2.3. Client shall be responsible for the authenticity and accuracy of the above information, and ensure to update with Talk-Cloud in a timely manner. Meanwhile, Client should properly keep the account and password, and keep the provided contact methods open. Or Talk-Cloud does not guarantee Client's rights and interests under this agreement will be realized, and Client shall bear the consequences arising therefrom.

3. PRICING

3.1. The minimum prepayment of product ordered by Client is USD 3000.

3.2. Bank account information of Talk-Cloud:

Account name: Beijing Talk-Cloud Network Technology Co., Ltd.

Account number: 110061353018800023201

Bank name: Bank of Communications Beijing Media Village Sub-branch

3.3. The two parties agree to adopt a by-time charging method:

Charge of a single classroom

= number of total users in the classroom * length of lessons * unit price

3.4. The details of service fee refer to the appendix "Talk-Cloud Classroom Pricing".

3.5. Unless otherwise agreed in writing by both parties, the service fee under this agreement shall be calculated from the service effective date.

4. PAYMENT

4.1. Pre-payment: Client pays a certain fee in advance (top-up) before using the services under this agreement, then Talk-Cloud deducts Client's actual consumption amount from the prepayment according to the time and method agreed in this contract.

4.1.1. The balance in Client's account will be real-time deducted based on usage

consumption.

4.1.2. Talk-Cloud shall send the detailed bills of the previous month to Client through email before the 5th of each month. If Client has any objection to the bills, it should be raised within 3 days after receipt, otherwise it will be deemed that Client has no objection.

4.2. Client shall pay the service fee to Talk-Cloud within 3 days from the date of signing this agreement through online bank, Alipay, bank transfer, etc., and Talk-Cloud shall issue an equal amount VAT invoice after receiving the payment.

Client's information for VAT invoice:

Invoice type: General VAT invoice

Full name: Class Over Inc

Taxpayer ID number: 85-1459858

Registered address: 450 7th Ave, New York, NY 10123

Phone number: 8003459588

4.3. Only when there is sufficient balance in Client's account, Talk-Cloud is obliged to provide services stipulated in this agreement. Client shall ensure the sufficiency or the services under this agreement will be suspended due to the lack of balance.

4.4. Except as otherwise stipulated in this agreement, during the agreement period, Client's balance in the account limits the duration of Talk-Cloud's effective services.

5. RIGHTS AND OBLIGATIONS OF CLIENT

5.1. As a user of Talk-Cloud, Client has the right to utilize the services provided by Talk-Cloud in accordance with this agreement.

5.2. Client shall pay Talk-Cloud service-related fees in accordance with this agreement.

5.3. Client shall not use the services provided by Talk-Cloud to engage in activities violating laws, crimes or harm the public interest, and shall not maliciously interfere with or affect other Talk-Cloud users. Otherwise Talk-Cloud has the right to terminate the agreement at any time and pursue Client's corresponding liability for breach of this agreement.

5.4. If Client fails to properly keep the account number, password, and other materials and information provided by Talk-Cloud, which results in any third party being able to use the services under this agreement, Client shall bear the consequences and liabilities arising therefrom.

6. RIGHTS AND OBLIGATIONS OF TALK-CLOUD

6.1. Talk-Cloud shall provide services to Client in accordance with the agreement.

6.2. Talk-Cloud provides online product services from Monday to Sunday, between 10am and 10pm. The contact methods include WeChat group, QQ group, QQ, email, phone, etc.

6.3. Talk-Cloud shall keep the registration information of Client confidential, and shall not disclose it without the consent or request of Client, except at the request of relevant government agencies.

6.4. Without the consent of Client, Talk-Cloud shall not transfer the rights and obligations of this contract to any third party (except for Talk-Cloud 's affiliated enterprises or those who inherit their rights and obligations due to the division or merger of the enterprise).

7. LIABILITIES

7.1. If Client cannot use classroom services normally due to Talk-Cloud's fault, Talk-Cloud shall compensate Client for the equal period to the interrupted service time.

7.2. Client shall bear the losses caused by its failure to provide information in accordance with the provisions of this agreement.

7.3. If the Client fails to pay the full service fee on time, it shall pay Talk-Cloud a penalty of five ten-thousandth of the arrears daily from the due date until the day of final payment. Talk-Cloud reserves the right to disable Client's account at any time depending on the degree of fault, and Client will no longer be able to use the services and functions under this agreement.

If Client has not paid off the arrears and liquidated damages after its account has been suspended for 30 days, Talk-Cloud has the right to terminate this agreement and put in a claim for all outstanding payment.

8. SUSPENSION AND TERMINATION

8.1. In the event that the balance of account is sufficient, Client can apply to suspend the classroom service under this agreement according to its own needs. If there are arrears, Client should deal with them first before applying for suspension. Suspension of service is applied in the current month and will be implemented next month.

8.2. During the suspension, Client cannot use the services under this agreement, and Talk-Cloud will no longer charge.

8.3. The suspension can be cancelled according to Client's requirements. Cancellation of the service suspension can be executed on the day of request or on an appointed date. The service standards before suspension will be resumed after cancelling. On the day the service is resumed, Talk-Cloud will deduct the corresponding package fee for the month.

8.4. If Client needs to terminate the service during the validity period of the agreement, the request shall be sent to Talk-Cloud in writing. The date and time of termination of the service shall be negotiated between two parties.

8.5. Unless otherwise agreed in this agreement, all rights and functions that Client enjoys under this agreement will be closed immediately after termination. Client cannot use the services under this agreement continuously, and Talk-Cloud will no longer charge any fees to Client's account after termination. Client should pay all unpaid fees to Talk-Cloud at once within 10 working days after services terminate.

8.6. After the service is terminated, the two parties shall sign a new agreement if Client needs Talk-Cloud's classroom service again.

9. FORCE MAJEURE

9.1. After signing the contract, if any party affects the performance of this contract due to

fires, typhoons, floods, earthquakes, wars and other unforeseen, unavoidable, insurmountable events, the contract period will be extended. This period shall be equivalent to the time affected by the event, and can be partially or completely exempted from liability for breach of contract depending on the circumstances.

Both parties shall make effort to minimize losses under force majeure. If one party fails to fulfill this obligation, it shall be liable for the enlarged losses.

9.2. The party affected by force majeure shall send written notice to another without any delay.

9.3. After the influence of force majeure stopped or eliminated, the affected party shall notify the other party by email or in writing as soon as possible. If its influence last more than 20 days consecutively, the two parties shall reach an agreement through friendly negotiation as soon as possible to solve the problems of the performing this contract.

10. OTHERS

10.1. This contract shall be considered a month-to-month agreement and may be terminated by either party upon providing 30 days' written notice.

10.2. In the process of performing this agreement, it shall be resolved amicably through negotiation if there is any dispute between the two parties. If the two parties fail to reach a conclusion, either party can file a lawsuit to the local people's court.

10.3. Unless otherwise agreed in this agreement, any change to the content of the agreement shall be made in writing. Annexes and supplementary contracts are integral parts of this agreement and have the same effect.

10.4. Issues not mentioned herein should be negotiated by the two parties.

10.5. This contract is executed in accordance with the relevant provisions of Chinese Civil Code.

Client: Class Over, Inc

Address: 450 7th Ave, Suite 2400, New York, NY 10123

Authorized Representative: Hui Luo

Contact Number: 7187082110

Date: 2022.01.02

Beijing Talk-Cloud Network Technology Co., Ltd.

Address: Room 903, Block C, Ruipu Building, Hongjunying South Road, Chaoyang District, Beijing, China

Authorized Representative: liujingjing

Contact Number: 15712972640

Date: 2022.01.02

Appendix: TALK-CLOUD Classroom Pricing

Type	Resolution (RMB/G/minute)			Value-added Service (RMB/hour)		Storage (RMB/G/month)
	LD	SD	HD	Regular MP4 Replay	Real-time MP4 Replay	
1-on-1	0.0203	0.0406	0.105	1	2	0.67
Group	0.0343	0.0686	0.175			